UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2024

Bellerophon Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36845	47-3116175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Verdolino & Lowey, P.C. 124 Washington Street, Suite 101 Foxborough, MA	02035
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 574-4770

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BLPH	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2024, Mary Ann Cloyd and Dr. Scott Bruder notified Bellerophon Therapeutics, Inc. (the “Company”) of their resignation as a member of the Company’s board of directors (the “Board”), effective immediately. Such resignations did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At a special meeting of stockholders (the “Special Meeting”) of the Company held on March 1, 2024, the following proposals were submitted to the stockholders of the Company:

Proposal 1:   the approval of the liquidation and dissolution of the Company (the “Dissolution”) and the Plan of Liquidation and Dissolution (the “Plan of Dissolution”), which, if approved, will authorize the Board to liquidate and dissolve the Company in accordance with the Plan of Dissolution (the “Dissolution Proposal”); and

Proposal 2:   the approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Dissolution Proposal (the “Adjournment Proposal”).

For more information about the foregoing proposals, see the Proxy Supplement filed with the SEC on February 12, 2024 (the “Proxy Supplement”), which amended and supplemented the Proxy Statement dated November 6, 2023 (the “Proxy Statement”) previously mailed to the Company’s stockholders. At the Special Meeting, there were, represented in person or by proxy, shares of common stock and Series A Preferred Stock representing 16,511,207.767352 votes, or approximately 67.49% of the voting power on the record date, constituting a quorum. As previously described in the Proxy Statement, each share of Series A Preferred Stock was entitled to 12,232,648 votes per share with respect to Proposal 1 and Proposal 2, and no other voting rights except as required by law or as set forth in the Certificate of Designation.

The Series A Preferred Stock entitled the holder thereof to cast on the Dissolution Proposal, the Adjournment Proposal, and any other matter the Board determined (in its sole discretion) was related to the Dissolution Proposal, a number of votes equal to the number of shares of Common Stock outstanding on February 5, 2024, which the Board set as the new record date for the Special Meeting, provided that the holder casts such votes in a manner that is proportionate to the manner in which all shares of Common Stock present, in person or by proxy, at the Special Meeting and entitled to vote on the relevant proposal are voted with respect to such proposal.

The number of votes cast for, against, or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such proposal is set forth below:

Proposal 1:	Plan of Liquidation and Dissolution

The Company’s stockholders approved the liquidation and dissolution of the Company and the Plan of Liquidation and Dissolution, which authorizes the Board to liquidate and dissolve the Company in accordance with the Plan of Dissolution.

Votes For	Votes Against	Votes Abstaining
15,434,684.7648	893,053.9888	183,469.013752

Proposal 2:	Adjournment of the Special Meeting

Since there were sufficient votes at the time of the Special Meeting to approve the Plan of Dissolution, the proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies was not called for at the Special Meeting.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2024	BELLEROPHON THERAPEUTICS, INC.

	By:	/s/ Craig Jalbert
Name: Craig Jalbert
Title: President